SCHEDULE D

TO THE CUSTODIAN AGREEMENT BETWEEN

THE HIRTLE CALLAGHAN TRUST

AND STATE STREET BANK AND TRUST COMPANY

Effective as of July 29, 2011

Funds

The Value Equity Portfolio

The Growth Equity Portfolio

The Small Capitalization Equity Portfolio

The International Equity Portfolio

The Fixed Income Portfolio

The Core Fixed Income Portfolio (formerly The Fixed Income II Portfolio)

The Fixed Income Opportunity Portfolio

The Short-Term Municipal Bond Portfolio

The Intermediate Term Municipal Bond Portfolio

The Institutional Value Equity Portfolio

The Institutional Growth Equity Portfolio

The Institutional Small Capitalization Equity Portfolio

The Institutional International Equity Portfolio

The Emerging Markets Portfolio

The Real Estate Securities Portfolio

The Commodity Returns Strategy Portfolio

The Intermediate Term Municipal Bond II Portfolio

The U.S. Government Fixed Income Securities Portfolio

The U.S. Corporate Fixed Income Securities Portfolio

The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio

Amended December 10, 2009 – Add The Commodity Related Securities Portfolio & The Intermediate Term Municipal Bond II Portfolio.

Amended June 8, 2010 – Add The U.S. Government Fixed Income Securities Portfolio, The U.S. Corporate Fixed Income Securities Portfolio & The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio.

Amended October 21, 2010 – Reflect the name change of The Fixed Income II Portfolio to The Core Fixed Income Portfolio.

Amended July 29, 2011- Reflect the name change of The Commodity Related Securities Portfolio to The Commodity Returns Strategy Portfolio.